151058.4/NYL3


                     EXCERPTS FROM THE EXECUTION COPY OF


                   RECEIVABLES PURCHASE AND SALE AGREEMENT

                        Dated as of March 30, 1996


        MAXTOR CORPORATION, a Delaware corporation (the "Seller"), CORPORATE RECEIVABLES CORPORATION, a California corporation (the "Purchaser"), and CITICORP NORTH AMERICA, INC., a Delaware corporation ("CNAI"), as agent for the Purchaser and the other Owners (as defined below) (the "Agent"), agree as follows:


                                 ARTICLE I

                            CERTAIN DEFINITIONS

        SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "Bank Agreement" means the Receivables Purchase and Sale Agreement dated as of the date hereof among the Seller, Citibank, and CNAI, individually and as Agent, as the same may from time to time be amended, modified or supplemented pursuant to the terms thereof.

        "Business Day" means any day on which banks are not authorized or required to close in New York City and, during such period as the Agent shall specify upon at least one day's prior notice to the Seller, on which dealings are carried on in the London interbank market.

        "Collection Date" means the date following the earlier to occur of
     (i) the Termination Date on which all Uncollected Purchase Price for all Purchased Interests shall have been reduced to zero and each of the Agent, the Collection Agent, the Owners of the Purchased Interests and the Indemnified Parties shall have received all Discount, Collection Agent Fees and other fees and other amounts payable to it hereunder and under the other Purchase Documents, respectively, with respect to the Purchased Interests or otherwise and (ii) the date occurring two years after the Termination Date provided that the Seller, the Company and the Selling Affiliates, respectively, shall have paid in full all amounts owed by them hereunder and under the other Purchase Documents prior to such date.

           "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of finance charges and Related Security with respect to such Receivable, and any Collection of such Receivable deemed to have been received pursuant to Section 2.04(b), and shall also include all investments, and all amounts earned as a result of such investments, of the Collections held by the Agent pursuant to Section 2.04(a).

        "Company" means Hyundai Electronics Industries Co., Ltd., a company incorporated and existing under the laws of the Republic of Korea.

        "Contract" means (i) an agreement between the Seller or a Selling Affiliate and an Obligor, in substantially the form of one of the forms of written contract set forth in Schedule III hereto or otherwise approved by the Agent, or in the case of an open account agreement, as evidenced by one of the forms of invoices set forth in Schedule III hereto or otherwise approved by the Agent (which approval shall not be unreasonably withheld), pursuant to or under which such Obligor shall be obligated to pay for merchandise or services from time to time (whether such merchandise or services are to be furnished to such Obligor or to an Affiliate of such Obligor specified in such Contract), and (ii) in the case of any indebtedness of the type described in clause (ii) of the definition of the term "Receivable", the agreement or arrangement of the type described in clause (iii) of the definition of the term "Related Security" under which such Receivable arose.

        "Credit and Collection Policy" means (i) those credit and collection policies and practices of the Seller in effect on the date hereof and described in Schedule II hereto, relating to Contracts and Receivables, and (ii) in the case of any Person becoming a Selling Affiliate after the date hereof, those credit and collection policies and practices of such Selling Affiliate in effect on the date on which such Person shall become a Selling Affiliate and described in Schedule II to the Selling Affiliate Agreement of such Selling Affiliate, relating to Contracts and Receivables, in each case of clauses (i) and (ii) as modified in compliance with Section 5.03(c).

        "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments,
     (iii) obligations with a term in excess of 90 days to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

        "Default Ratio" for any Fiscal Month means the ratio (expressed as a percentage) that is the average of the ratios computed as of the last day of such Fiscal Month and the last day of the two immediately preceding Fiscal Months, respectively, by dividing (i) the aggregate Outstanding Balance of all Receivables that were owed by Designated Obligors and were Defaulted Receivables on such day or would have been Defaulted Receivables on such day had they not been written off the books of the Seller (or in the case of Receivables other than Subject Receivables, the applicable Selling Affiliate) during such Fiscal Month by (ii) the aggregate Outstanding Balance of all Receivables owed by Designated Obligors on such day.

        "Eligible Receivable" means, at any time and with respect to any Purchased Interest, a Receivable:

          (i) the Obligor of which is a United States resident, is not an Affiliate of any of the parties hereto or of any Selling Affiliate at such time, and is not a government or a governmental subdivision or agency;

          (ii) the Obligor of which on the Purchase Date for such Purchased Interest is a Designated Obligor;

          (iii)  the Outstanding Balance of which, when added to the sum of
          (x) the aggregate Outstanding Balance of the other Receivables owed by the Obligor of such Receivable which are proposed to be Subject Receivables for such Purchased Interest plus (y) the aggregate Outstanding Balance of Subject Receivables owed by such Obligor for all other Purchased Interests existing at such time, does not exceed (A) the product of (1) the Concentration Limit multiplied by
          (2) the aggregate Outstanding Balance of all Receivables (including such Receivable) which are proposed to be Subject Receivables for such Purchased Interest plus the aggregate Outstanding Balance of Subject Receivables for all other Purchased Interests existing at such time, in the case of this clause (2) to the extent such Receivables satisfy at such time all criteria set forth in this definition other than this clause (iii) and to the extent such Subject Receivables were Eligible Receivables on the Purchase Date therefor, or (B) the sum of the Special Concentration Limit at such time for such Obligor plus the product set forth in clause (A) above, as the case may be;

          (iv) the Obligor of which on the Purchase Date for such Purchased Interest is not the Obligor of any Defaulted Receivables in an aggregate amount in excess of 10% of the aggregate Outstanding Balance of all Subject Receivables of such Obligor;

          (v) which on the Purchase Date for such Purchased Interest is not a Defaulted Receivable or Delinquent Receivable;

          (vi) which, according to the Contract related thereto, is required to be paid in full either (x) within 60 days of the original billing date therefor, or (y) within more than 60 days, but not more than 90 days, of the original billing date therefor, provided that in the case of this clause (y) the aggregate Outstanding Balance of such Receivable, when added to the sum of (1) the aggregate Outstanding Balance of the other Receivables which are proposed to be Subject Receivables for such Purchased Interest and are required to be paid in full within more than 60 days, but not more than 90 days, of the original billing date therefor plus (2) the aggregate Outstanding Balance of the Subject Receivables for all other Purchased Interests existing at such time which Subject Receivables are required to be paid in full within more than 60 days, but not more than 90 days, of the original billing date therefor, does not exceed 5% of the aggregate Outstanding Balance of such Receivables (including such Receivable) plus Subject Receivables for all other Purchased Interests existing at such time, to the extent such Receivables satisfy at such time all criteria set forth in this definition other than this clause (vi) and to the extent such Subject Receivables were Eligible Receivables on the Purchase Date therefor, provided that in the case of any Receivable of the type described in clause (ii) of the definition of the term "Receivable", the original billing date therefor shall be the original date on which the Original Obligor thereof shall have been billed in connection with such Receivable;

          (vii) which is an account receivable representing all or part of the sales price of merchandise, insurance and services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

          (viii) a purchase of which with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

          (ix) which is an "account" within the meaning of Section 9-106 of the UCC of the jurisdiction[s] the law of which governs the perfection of the interest created by a Purchased Interest;

          (x) which is denominated and payable only in United States dollars in the United States;

          (xi) Which is assignable and arises under a Contract which has been duly authorized, executed and delivered by each of the parties thereto and which, together with such Receivable, is in full force and effect and on the Purchase Date for such Purchased Interest constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms, has not been subordinated by the Seller or the applicable Selling Affiliate to any other indebtedness of such Obligor and is not subject to any existing, asserted or effected dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy or other insolvency proceeding of such Obligor);

          (xii) which, together with the Contract related thereto, on the Purchase Date for such Purchased Interest does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

          (xiii) with respect to which performance (other than by the Obligor thereof, or by the Seller or the applicable Selling Affiliate under any related warranty to the extent not required to have been performed by the Seller or such Selling Affiliate by the time of determination) under the related Contract has been completed;

          (xiv) which is, immediately prior to or concurrently with the time of the Purchase of such Purchased Interest on any Purchase Date, legally and beneficially owned by the Seller free and clear of any Adverse Claim except as created hereunder;

          (xv) which (A) on the Purchase Date for such Purchased Interest satisfies all applicable requirements of the applicable Credit and Collection Policy and (B) complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Agent may from time to time reasonably specify to the Seller prior to the Purchase Date for such Purchased Interest; and

          (xvi) as to which, at least five Business Days prior to the Purchase Date for such Purchased Interest, the Agent has not notified the Seller that the Agent has determined, in its reasonable discretion, that such Receivable (or class of Receivables) is not acceptable for purchase by the Purchaser hereunder.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

        "Event of Insecurity" means any Event of Termination or Incipient Event of Termination or any failure of any condition set forth in
     Section 3.02(c)(iv) to be satisfied.

        "Event of Termination" has the meaning specified in Section 7.01.


        "Facility Termination Date" means the earlier of March 29, 2001 or the date of termination of the Facility pursuant to Section 2.03 or
     Section 7.01.

        "Floor Plan Obligor" means any Obligor referred to in clause (ii) of the definition of "Obligor" contained in this Section 1.01.

        "Incipient Event of Termination" means an event which would constitute an Event of Termination but for the requirement that notice be given or time elapse or both.

        "Included Foreign Receivable" means, at any time, a Receivable which is not an Eligible Receivable but would qualify as an Eligible Receivable except that the Obligor of such a Receivable is a resident of any Included Foreign Country.

        "Indemnified Party" means the Purchaser, Citibank, CNAI, any Owner, any Participant, the Agent, or any Affiliate of any thereof, and "Indemnified Parties" means all of the Purchaser, Citibank, CNAI, the Owners, the Participants, the Agent, and their respective Affiliates.

        "Lock-Box Account" means a lock-box account or special depositary account maintained by the Seller or any Selling Affiliate at a bank for the purpose of receiving Collections.

        "Loss-to-Liquidation Ratio" for any Fiscal Month means the ratio (expressed as a percentage) that is the average of the ratios computed as of the last day of such Fiscal Month and the last day of the two immediately preceding Fiscal Months, respectively, by dividing (i) an amount equal to the aggregate Outstanding Balance of all Receivables that were written off by the Seller, or that should have been written off by the Seller, on or prior to such day and were owed by Designated Obligors by (ii) the aggregate amount of Collections (other than any deemed Collections) received on or prior to such day with respect to Receivables owed by Designated Obligors.

        "Obligor" means a Person (other than the Seller or any Selling Affiliate) either (i) which is obligated to make payments pursuant to a Contract of the type described in clause (i) of the definition of the term "Contract" contained in this Section 1.01 or (ii) which has financed or is obligated to finance (by lending to an Obligor referred to in clause (i) above, or by purchasing from the Seller or, if applicable, a Selling Affiliate if the consideration to be paid by such Person for such purchase is in the form of indebtedness or, in the case of the Seller, cash), or is a party to any agreement that contemplates that such Person may so finance, a Receivable originally owed to a Selling Affiliate.

        "Owner" means, for each Purchased Interest, upon its purchase the Purchaser making such purchase as the purchaser thereof; provided, however, that, upon any assignment of all or any portion of such Purchased Interest pursuant to Article IX, the Assignee thereof shall be the Owner thereof to the extent of such assignment.

        "Purchase Date" means, for any Purchased Interest, the date as of which such Purchased Interest shall be purchased by the Purchaser from the Seller pursuant to Article II and which may occur only as of the last day of any Fiscal Month.

        "Purchase Documents" means this Agreement, the Assignments, each Selling Affiliate Agreement from time to time, the Company Agreement, the Consent and Agreement and the Fee Letter, and "Purchase Document" means any such document.

        "Purchased Interest" means an undivided percentage ownership interest in (i) all Subject Receivables for such Purchased Interest, (ii) all Related Security with respect to such Subject Receivables and (iii) all Collections with respect to, and other proceeds of, such Subject Receivables. Such undivided percentage interest for such Purchased Interest shall be computed as

                              PP + D + HA
                                 NSRB

     where:

        PP    =   the Purchase Price for such Purchased Interest.

        D     =   the Discount for such Purchased Interest.

        HA    =   the Holdback Amount for such Purchased Interest.

        NSRB  =   the Net Subject Receivables Balance for such Purchased
                    Interest.

     Such undivided percentage interest for such Purchased Interest shall be determined pursuant to the provisions of Section 2.02(b).

        "Purchase Price" means, for any Purchased Interest, the original amount paid to the Seller for such Purchased Interest by the Purchaser pursuant to Section 2.02(b).

        "Receivable" means (i) the indebtedness of any Original Obligor under a Contract of the type described in clause (i) of the definition of the term "Contract" arising from a sale of merchandise or services by the Seller or by any Selling Affiliate (whether such merchandise or services are to be furnished to such Obligor or to an Affiliate of such Obligor specified in such Contract), including without limitation any such indebtedness which may be financed by any Floor Plan Obligor, and (ii) the indebtedness of any Floor Plan Obligor arising from the sale by the Seller or any Selling Affiliate of any indebtedness originally owed to any Selling Affiliate and referred to in clause (i) above to such Floor Plan Obligor under the agreement or arrangement of the type described in clause (iii) of the definition of the term "Related Security" contained herein relating to such indebtedness, and in the case of clauses (i) and
     (ii) above, includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto. The term "Obligor" of any Receivable refers to both the Original Obligor that owes such Receivable and, if applicable, the Floor Plan Obligor that finances, or may finance, such Receivable.

        "Related Security" means with respect to any Receivable:

          (i) all of the Seller's and the Selling Affiliates' interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable;

          (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable; and

          (iii) all floorplan repurchase agreements, repurchase agreements, inventory financing agreements, and other floorplan arrangements, and all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise.

        "Selling Affiliate" means any Affiliate of the Seller which shall have been identified by the Seller to the Agent, and approved by the Agent, in writing as a "Selling Affiliate", provided that each such Affiliate (and, in the case of the Selling Affiliate Agreement, the Seller) shall have executed and delivered to the Agent a Selling Affiliate Agreement and a Consent and Agreement hereunder and under the Bank Agreement, and shall have furnished to the Agent, in form and substance reasonably satisfactory to the Agent, (i) documents of the type described in Sections 3.01(b), (c), (d), (e), (f), (g), (h) and (i) relating to such Affiliate, such Selling Affiliate Agreement and such Consent and Agreement and, other than in the case of Sections 3.01(b) and (h), the Seller, (ii) a favorable opinion of counsel to the Seller and such Affiliate, which counsel shall be reasonably satisfactory to the Agent, relating to the "true sale" for bankruptcy purposes transferred from time to time by such Affiliate to the Seller under such Selling Affiliate Agreement, and (iii) the consent of the Company to the addition of such Affiliate as a "Selling Affiliate" hereunder and under the Bank Agreement, a Company Agreement of the Company with respect to such Affiliate and its Selling Affiliate Agreement, and documents for the Company of the type described in Sections 3.01(l), (m) and (n) hereof and of the Bank Agreement and relating to such consent.

        "Selling Affiliate Agreement" means a receivables purchase and sale agreement, in form and substance satisfactory to the Agent, between the Seller and a Selling Affiliate, as the same may from time to time be amended, modified or supplemented in compliance with Section 5.03(i).

        "Settlement Date" means the eighth Business Day following the last day of any Fiscal Month.

        "Subject Receivable" means, for any Purchased Interest, (i) other than in the case of any Purchased Interest or any portion thereof for which the Owner is an Assignee, any Receivable (A) in existence on the Purchase Date for such Purchased Interest and, if there is an immediately preceding Purchase Date, billed after such immediately preceding Purchase Date, and (B) in respect of which the Obligor is a Designated Obligor on the Purchase Date for such Purchased Interest, and
     (ii) in the case of any Purchased Interest or any portion thereof for which the Owner is an Assignee, any Receivable which was a Subject Receivable for such Purchased Interest (or such portion thereof) prior to its assignment to such Assignee, is identified in the related Assignment and Acceptance as being a Subject Receivable for such Purchased Interest (or such portion thereof) to the extent so assigned, and has not been further assigned to any other Assignee, in each case of clauses (i) and (ii), other than any such Receivable (x) which shall have been repurchased by the Seller as contemplated by Section 2.04(b) or (y) with respect to which Collections in the entire amount of the Outstanding Balance of such Receivable shall have been received in respect of any Related Security supporting or securing payment of such Receivable and applied and distributed pursuant to Section 2.04(a) (if and so long as neither the Agent nor any Owner is at any time required to return all or any portion of such amount for any reason). The term "Subject Receivable" without reference to any specific Purchased Interest, or any specific assignment thereof, means any Subject Receivable for any Purchased Interest, and the term "Subject Receivables" without reference to any specific Purchased Interest, or any specific assignment thereof, means all Subject Receivables for all Purchased Interests.

        "Termination Date" means the earlier of (i) the Facility Termination Date and (ii) that Business Day which the Seller designates or, if the conditions precedent in Section 3.02 are not satisfied, such Business Day which the Agent designates, as the Termination Date by notice to the Agent (if the Seller so designates) or to the Seller (if the Agent so designates) at least one Business Day prior to such Business Day.

        SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of California, and not specifically defined herein, are used herein as defined in such Article 9.

        SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".




                                ARTICLE V

                      GENERAL COVENANTS OF THE SELLER

        SECTION 5.01. Affirmative Covenants of the Seller. Until the Collection Date, the Seller will, unless the Agent shall otherwise consent in writing:

        (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Receivables and related Contracts, Related Security and Collections with respect thereto.

        (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect the interests of the Owners or the Agent hereunder or in the Receivables or Related Security, or the ability of the Seller or the Collection Agent to perform its obligations under any Purchase Document or the ability of the Seller to perform its obligations under the Contracts.

        (c) Audits. (i) At any time and from time to time during regular business hours and upon reasonable prior notice, permit the Agent, or its agents or representatives, at the Seller's expense if any Event of Insecurity shall have occurred and be continuing, and at the Agent's expense if no Event of Insecurity shall have occurred and be continuing,
     (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to the Receivables, the Related Security and the Lock-Box Account activity, including, without limitation, the related Contracts, and (B) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to the Receivables, the Related Security and the Lock-Box Account activity or the Seller's or the Selling Affiliates' performance under the Purchase Documents or under the Contracts with any of the officers or employees of the Seller having knowledge of such matters, and (ii) within 90 days after the end of each fiscal year of the Seller, at the Seller's expense, cause Ernst & Young LLP or Coopers & Lybrand to perform, and deliver to the Agent a written report of, or permit other independent public accountants specified by (upon the occurrence and during the continuance of any Event of Insecurity) or otherwise acceptable to the Agent to perform and deliver to the Agent a written report of, an audit with respect to the Subject Receivables and other Receivables, the Related Security, the Credit and Collection Policies, the Lock-Box Account activity and the performance by the Seller and the Selling Affiliates of their respective obligations, covenants and duties under the Purchase Documents, on a scope and in a form substantially in the scope and form set forth in Schedule IV hereto.

        (d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information, reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each Receivable).

        (e) Performance and Compliance with Receivables and Contracts. At its expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables.

        (f) Location of Records. Keep its chief place of business and chief executive office and the office where it keeps the originals of its records concerning the Receivables at the address of the Seller referred to in Section 4.01(j) on the date hereof or, upon 30 days' prior written notice to the Agent, at any other locations in a jurisdiction within the United States where all action required by Section 6.05 shall have been taken.

        (g) Credit and Collection Policies. Comply in all material respects with the applicable Credit and Collection Policy in regard to each Receivable and the related Contract.

        (h)  Collections.

        (i) Instruct, or cause to be instructed, all Obligors to cause all Collections to be deposited directly to a Lock-Box Account,

        (ii) if the Seller shall actually receive any Collections, deposit such Collections to a Lock-Box Account by the second Business Day (or, upon the occurrence and during the continuance of any Event of Insecurity, the first Business Day) following such receipt or, if such Collections were paid by the applicable Obligor in respect of any merchandise which shall not have been shipped at the time of such payment and the shipping of which shall cause the Receivable resulting from the sale of such merchandise to arise, by the second Business Day (or, upon the occurrence and during the continuance of any Event of Insecurity, the first Business Day) following the shipping of such merchandise,

        (iii) if the Seller shall be deemed to receive any Collections pursuant to Section 2.04(b), deposit the Owners' respective allocable shares of such Collections directly to the Agent's Account (A) if and so long as no Event of Insecurity shall have occurred and be continuing, on the day of such receipt or deemed receipt if such day is the second Settlement Date immediately following the Purchase Date for the Subject Receivable relating to the Collection so received or deemed to have been received or any Settlement Date thereafter, or, if such day is not such a Settlement Date, by the later to occur of the Settlement Date next succeeding such day or the second Settlement Date immediately following the Purchase Date for the Subject Receivable relating to the Collection so received or deemed to have been received, and (B) if and so long as any Event of Insecurity shall have occurred and be continuing, promptly upon such receipt or deemed receipt and in any event no later than one Business Day following such receipt or deemed receipt, and

          (iv) upon the occurrence of any Event of Insecurity, cause the Lock-Box Banks to cease automatically sweeping Collections from the Lock-Box Accounts to any accounts other than Lock-Box Accounts.

        (i) Acquisition of Pool Receivables from Selling Affiliates. With respect to each Subject Receivable acquired from any Selling Affiliate by the Seller, pay to such Selling Affiliate (in accordance with the Selling Affiliate Agreement of such Selling Affiliate) an amount which constitutes fair consideration and approximates fair market value for such Subject Receivable and in a sale the terms and conditions of which (including, without limitation, the purchase price thereof) reasonably approximate an arm's-length transaction between unaffiliated parties.

        (j) Selling Affiliate Agreements. At its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the respective Selling Affiliate Agreements, maintain the respective Selling Affiliate Agreements in full force and effect, enforce the respective Selling Affiliate Agreements in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Agent, and make to any party to the respective Selling Affiliate Agreements such demands and requests for information and reports or for action as the Seller is entitled to make thereunder and as may be from time to time reasonably requested by the Agent.

        SECTION 5.02. Reporting Requirements of the Seller. Until the Collection Date, the Seller will, unless the Agent shall otherwise consent in writing, furnish to the Agent:

        (a) if any capital stock of the Seller shall be listed on any national securities exchange, or if for the applicable quarter a balance sheet and statements of income and of cash flows of the type described in this subsection (a) shall have been prepared for any other reason, as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Seller, a consolidated balance sheet of the Seller and its subsidiaries as of the end of such quarter and consolidated statements of income and of cash flows of the Seller and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Seller;

        (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Seller, a copy of the Seller's annual audit report containing a consolidated balance sheet of the Seller and its subsidiaries as of the end of such year and consolidated statements of income and of cash flows for such year, certified in a manner acceptable to the Agent by Ernst & Young LLP or other independent public accountants acceptable to the Agent;

        (c) as soon as possible and in any event within five days after the Seller's chief financial officer, chief accounting officer, treasurer or assistant treasurer obtains knowledge of the occurrence of each Event of Termination and each Incipient Event of Termination continuing on the date of such statement, a statement of such officer of the Seller setting forth details of such Event of Termination or Incipient Event of Termination and the action which the Seller has taken and proposes to take with respect thereto;

        (d) if any capital stock of the Seller shall be listed on any national securities exchange, promptly after the sending or filing thereof, copies of all reports which the Seller sends to any of its securityholders, and copies of all reports and registration statements which the Seller or any subsidiary files with the Securities and Exchange Commission or any national securities exchange;

        (e) promptly and in any event within five Business Days after the Seller's receipt or delivery thereof, copies of all notices, requests, reports, certificates, and other information and documents delivered or received by the Seller from time to time under or in connection with the respective Selling Affiliate Agreements;

        (f) not later than eight Business Days after the last day of each Fiscal Month, at the request of the Agent, and in any event within five days after the occurrence of any Event of Termination or Incipient Event of Termination, a list of the outstanding Subject Receivables for each Purchased Interest purchased by the Purchaser from time to time hereunder; and

        (g) such other information, documents, records or reports respecting the Receivables, the Related Security or the Contracts or the condition or operations, financial or otherwise, of the Seller, the Selling Affiliates or any of their respective subsidiaries as the Agent may from time to time reasonably request.

        SECTION 5.03. Negative Covenants of the Seller. Until the Collection Date, the Seller will not, without the written consent of the
Agent:

        (a) Sales, Liens, Etc. Except as otherwise provided herein, or pursuant to the Bank Agreement and except for sales of Subject Receivables to Floor Plan Obligors pursuant to the Contracts related to such Subject Receivables for consideration in cash at least equal to the Outstanding Balance of such Subject Receivables at the respective times of such sales in the form of Collections received from such Floor Plan Obligors with respect to such Subject Receivables and applied pursuant to Section 2.04(a), sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim (except to the extent created by the Agent or the Purchaser or Owner) upon or with respect to, the Seller's undivided interest in any Subject Receivable or Related Security or Collections in respect thereof, or the Seller's interest in any other Receivable or Related Security or Collections in respect thereof, or upon or with respect to any related Contract or any Lock-Box Account or other deposit account to which any Collections of any Receivable are sent, or any Collateral, or assign any right to receive income in respect thereof.

        (b) Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.02 if the Seller is the Collection Agent, (i) extend the terms of any Receivable, or (ii) amend or otherwise modify the terms of any Receivable, or terminate or permit the termination of, or amend, modify or waive any term or condition of, any Contract related thereto, other than in connection with the Seller's standard sales programs, if in any such case such amendment, modification or waiver would be reasonably likely to impair the collectibility of any Receivable or materially adversely affect the rights or interests of the Agent or the Purchaser or Owner with respect thereto or hereunder; provided, however, that, except as so permitted in Section 6.02, in no event shall the Seller amend or otherwise modify the terms of any Subject Receivable unless the Agent shall have otherwise notified the Seller.

        (c) Change in Business or Credit and Collection Policy. Make any change in the character of its business or in its Credit and Collection Policy, which change would, in either case, be reasonably likely to impair the collectibility of any Receivable.

        (d) Change in Payment Instructions to Obligors. Add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule I hereto, or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Bank, unless the Agent shall have received notice of such addition, termination or change and undated executed copies of Lock-Box Notices to each new Lock-Box Bank or with respect to each new Lock-Box Account, as applicable.

        (e) Deposits to Lock-Box Accounts. Deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables.

        (f) Mergers, Etc. Merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, except that the Seller may merge or consolidate with any other Person provided that (i) immediately after giving effect to such merger or consolidation, no Event of Termination or Incipient Event of Termination shall occur and be continuing and (ii) the corporation into which the Seller shall be merged or consolidated or which is otherwise formed pursuant to such merger or consolidation shall assume the Seller's obligations and grants of interests under the Purchase Documents in a written agreement satisfactory in form and substance to the Agent and shall furnish to the Agent, together with (and with reference to such agreement), documents satisfactory in form and substance to the Agent and of the kinds referred to in subsections (b) through (i), inclusive, of Section 3.01 in each case giving effect to such merger or consolidation, and the consent of the Company with respect to such merger or consolidation in form and substance satisfactory to the Agent.

         (g) Change in Corporate Name, Etc. Make any change to its name, identity, structure or chief executive office, or use any tradenames, fictitious names, assumed names or "doing business as" names, unless, prior to the effective date of any such change or use, the Seller delivers to the Agent (i) UCC financing statements, executed by the Seller and, if applicable, the Selling Affiliates, necessary to reflect such change or use and to continue the perfection of the ownership interests created by the Purchased Interests and the security interest in the Collateral, and (ii) new Lock-Box Notices executed by the Seller, necessary to reflect such change and to continue to enable the Agent to exercise its rights contained in Section 6.03(a), and (iii) in the case of any such change in its structure, a favorable opinion of Morrison & Foerster LLP or other counsel of the Seller reasonably satisfactory to the Agent, in substantially the form of Exhibit E hereto, giving effect to such change, in each case of clauses (i), (ii) and (iii) together with such other documents and instruments as the Agent may reasonably request in connection therewith.

        (h) Accounting of Purchases. Prepare any financial statements which shall account for the transactions contemplated hereby (other than as contemplated by Section 6.06) in any manner other than the sale of the Purchased Interests by the Seller to the Purchaser, and will not in any other respect account for or treat the transactions contemplated hereby (including, but not limited to, accounting and tax purposes) in any manner other than as a sale of the Purchased Interests by the Seller to the Purchaser.

        (I) Selling Affiliate Agreements. (i) Cancel or terminate any Selling Affiliate Agreement or consent to or accept any cancellation or termination thereof, (ii) amend or otherwise modify any term or condition of any Selling Affiliate Agreement or give any consent, waiver or approval thereunder, (iii) waive any default under or breach of any Selling Affiliate Agreement or (iv) take any other action under any Selling Affiliate Agreement not required by the terms thereof that would impair the value of any Subject Receivable or of any Collateral or the rights or interests of the Seller thereunder or of the Agent or any Owner or Indemnified Party under any Purchase Document.




                               ARTICLE VII

                          EVENTS OF TERMINATION

        SECTION 7.01. Events of Termination. If any of the following events ("Events of Termination") shall occur and be continuing:

        (a) (i) The Collection Agent (if the Collection Agent is the Seller or any Selling Affiliate or any of their respective Affiliates) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 7.01(a)) and such failure shall remain unremedied for three Business Days or (ii) the Collection Agent (if the Collection Agent is the Seller or any Selling Affiliate or any of their respective Affiliates) or the Seller or any Selling Affiliate shall fail to make any payment or deposit to be made by it hereunder or under the Fee Letter or any Selling Affiliate Agreement, as applicable, when due, in the case of any payment in respect of any Purchase Price or Discount (unless such Collection Agent or the Seller or such Selling Affiliate shall have initiated such payment or deposit by wire transfer on or before the day when due and the failure of such payment or deposit to have been made when due shall have been beyond the control of such Collection Agent or the Seller or such Selling Affiliate, in which case no Event of Termination shall occur solely as a result of such failure unless and until such payment or deposit shall also not have been made on the Business Day following the day when due), or by the first Business Day following the day when due in the case of any payment or deposit not in respect of any Purchase Price or Discount; or

        (b) The Seller shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(j) (except that no Event of Termination shall occur solely as a result of any failure to make a payment or deposit when due under any Selling Affiliate Agreement unless such payment shall also not be made within the applicable cure period set forth in Section 7.01(a)(ii) above), 5.01(i), 5.02(c), 5.03 or 6.03(a) hereof, or any Selling Affiliate shall fail to perform or observe any corresponding term, covenant or agreement contained in its Selling Affiliate Agreement (except that no Event of Termination shall occur solely as a result of any failure to make a payment or deposit when due under any Selling Affiliate Agreement unless such payment shall also not be made within the applicable cure period set forth in Section 7.01(a)(ii) above); or

        (c) Any representation or warranty or statement made by the Seller or any Selling Affiliate (or any of their respective officers) under or in connection with any Purchase Document shall prove to have been incorrect in any material respect when made; or

        (d) The Seller or any Selling Affiliate shall fail to perform or observe any other term, covenant or agreement contained in any Purchase Document on its part to be performed or observed and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Seller or any Selling Affiliate, as applicable, by the Agent; or

        (e) The Seller or any Selling Affiliate or the Company shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $5,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

        (f) Any Purchase shall for any reason (other than pursuant to the terms hereof) cease to create, or any Purchased Interest shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Purchased Interest in each applicable Subject Receivable and the Related Security and Collections with respect thereto, or the Assignment with respect to any Purchased Interest shall for any reason cease to evidence in the Owner of such Purchased Interest legal and equitable title to, and ownership of, an undivided percentage ownership interest in Subject Receivables for such Purchased Interest and Related Security and Collections with respect thereto to the extent of such Purchased Interest, or the Agent for the benefit of itself, each Owner and each other Indemnified Party from time to time shall cease to have a valid and perfected first priority security interest in the Collateral; or

        (g) The Seller or any Selling Affiliate or the Company shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller or any Selling Affiliate or the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller or any Selling Affiliate or the Company shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

        (h) The Default Ratio for any Purchased Interest as at the last day of any Fiscal Month shall exceed 5%, or the Delinquency Ratio for any Purchased Interest as at the last day of any Fiscal Month shall exceed 5%, or the Loss-to-Liquidation Ratio for any Purchased Interest as at the last day of any Fiscal Month shall exceed 1.5%; or

        (I) There shall have occurred any event which materially adversely affects the collectibility of the Subject Receivables, or there shall have occurred any other event which materially adversely affects the ability of the Seller or any Selling Affiliate to collect Subject Receivables or the ability of the Seller or any Selling Affiliate to perform its obligations under any Purchase Document or Contract; or

        (j) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Seller or any Selling Affiliate or any ERISA Affiliate of either thereof related to such ERISA Event) exceeds $10,000,000; or

        (k) The Seller or any Selling Affiliate or any ERISA Affiliate of either thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Seller or any Selling Affiliate, respectively, and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $10,000,000 per annum; or

        (l) The Seller or any Selling Affiliate or any ERISA Affiliate of either thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Seller or any Selling Affiliate, respectively, and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of such Multiemployer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $10,000,000; or

        (m) Any material provision of any Purchase Document after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on the Seller or any Selling Affiliate or the Company, as applicable to such Purchase Document, or the Seller or any Selling Affiliate or the Company, as applicable, shall so state in writing; or

        (n) The Company shall at any time not own, directly or indirectly, at least 51% of the issued and outstanding shares of the capital stock of the Seller and each Selling Affiliate, respectively;

then, and in any such event, the Agent shall, at the request, or may with the consent, of any Owner, by notice to the Seller declare the Facility Termination Date to have occurred, whereupon the Facility Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Seller; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Seller or any Selling Affiliate under the Federal Bankruptcy Code or the occurrence of any event described above in subsection (f), the Facility Termination Date shall automatically so occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Seller. Upon any such occurrence of the Facility Termination Date, the Facility shall terminate, no further Purchases shall be made hereunder, and, upon its receipt of any Collections from time to time (in a Lock-Box Account or otherwise), the Collection Agent shall promptly deposit to the Agent's Account the amounts set aside for the Owners pursuant to the first sentence of Section 2.04(a). Furthermore, the Agent and the Owners shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws (to the extent consistent with an ownership interest in the Subject Receivables), which rights shall be cumulative.



                                ARTICLE X

                             INDEMNIFICATION

        SECTION 10.01. Indemnities by the Seller. Without limiting any other rights which any Indemnified Party may have under any Purchase Document or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees, but excluding (a) any amount to the extent resulting from gross negligence or willful misconduct on the part of any Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any income taxes (other than any withholding taxes in respect of any Included Foreign Receivable) incurred by such Indemnified Party arising out of or as a result of any Purchase Document or the ownership of Purchased Interests or the security interest in Collateral or in respect of any Receivable or any Contract) (all of the foregoing, to the extent not so excluded, being collectively referred to as "Indemnified Amounts") resulting from, and shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts, resulting from:

        (I) any Receivable becoming a Subject Receivable which is not at the applicable Purchase Date thereof an Eligible Receivable (including without limitation any Included Foreign Receivable);

        (ii) reliance on any representation or warranty or statement made or deemed made by the Seller or any Selling Affiliate or any of their respective Affiliates (or any of their respective officers) under or in connection with any Purchase Document which shall have been incorrect in any material respect when made;

        (iii) the failure by the Seller or any Selling Affiliate to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

        (iv) the failure to vest in the Owner of a Purchased Interest a valid and perfected undivided percentage ownership interest, to the extent of such Purchased Interest, in the Receivables which are, or purport to be, Subject Receivables for such Purchased Interest and the Related Security and Collections in respect thereof, or the failure to vest in the Agent a valid and perfected first priority security interest in the Collateral, in each case free and clear of any Adverse Claim (whether existing on the date of the initial Purchase or at any time thereafter, except to the extent created by the Agent or the Purchaser or Owner);

        (v) the failure of the Seller or any Selling Affiliate to have filed, or any delay by the Seller or any Selling Affiliate in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable which is, or purports to be, a Subject Receivable for any Purchased Interest and the Related Security and Collections in respect thereof, whether at the time of the Purchase thereof or at any subsequent time, or at any time with respect to any Collateral;

        (vi) any defense (other than discharge in bankruptcy or other insolvency proceeding of the Obligor) of the Obligor to the payment of any Receivable which is, or purports to be, a Subject Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

        (vii) any failure of the Seller or any Selling Affiliate or any of their respective Affiliates, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions of
     Article VI or to perform its duties or obligations under the Contracts or under the Purchase Documents;

        (viii) any products liability, personal injury or property damage or other similar or related claim or action of whatever sort allegedly arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

        (ix) any investigation, litigation or proceeding related to any Purchase Document or any other instrument or document furnished pursuant hereto or the use of proceeds of Purchases or the ownership of Purchased Interests or the security interest in Collateral or in respect of any Receivable, Related Security or Contract, in each case other than any investigation, litigation or proceeding (A) relating solely to any violation by any Indemnified Party of any banking, bank holding company or securities laws or any Owner's sale of commercial paper or other funding source and (B) not relating to or based upon or otherwise attributable to any act, statement, omission or violation by the Seller, the Company, any Selling Affiliate or any Affiliate of any thereof;

        (x) the failure to pay when due any taxes payable by the Seller or any Selling Affiliate (other than any Owner's taxes), including without limitation sales taxes, shipping charges or other similar charges or taxes due on merchandise or services sold by the Seller or any Selling Affiliate to Obligors; or

        (xi) the commingling of Collections of Subject Receivables at any time with other funds.

        Any amounts subject to the indemnification provisions of this Section
10.01 shall be paid by the Seller to the Agent for the account of the applicable Indemnified Party promptly but in any event within five Business Days following demand therefor by the Agent or such Indemnified Party.